Exhibit 99

   CompuDyne Reports EPS of $0.02 for 2007 Second Quarter, Backlogs
               Increase 15% to $134 Million in Quarter

    Business Editors

    ANNAPOLIS, Md.--(BUSINESS WIRE)--Aug. 7, 2007--CompuDyne Corporation (NASDAQ:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, today reported net income of $0.02 per share for the second quarter of 2007, compared to net income of $0.04 per share reported in the second quarter of 2006. Pre-tax income was $0.2 million for the second quarter of 2007, compared to $0.3 million for the second quarter of 2006. Revenues in the second quarter of 2007 were $35.6 million, down from $38.4 million in the second quarter of 2006. Revenues in the 2006 second quarter and first half benefitted from a particularly large contract in Attack Protection. Net loss for the first six months of 2007 was $0.25 per share, compared to a net income of $0.14 per share reported in the first six months of 2006. Revenues for the first six months of 2007 were $66.7 million, down from $78.9 million in first six months of 2006. EBITDAS (Earnings Before Interest, Tax, Depreciation, Amortization and Non-Cash Stock Option Expense) was $2.0 million in the second quarter of 2007 and $1.6 million for the first six months of 2007.

    Institutional Security Systems ("ISS") revenue was $14.5 million in the second quarter of 2007 compared with $13.2 million in the second quarter of 2006. Pre-tax income improved from a $0.4 million loss in the second quarter of 2006 to a $0.2 million loss in the second quarter of 2007. ISS revenues and earnings are beginning to benefit from the significant increase in backlogs - ISS backlogs increased to $74.3 million at the end of the second quarter of 2007 from $63.9 million at the beginning of the quarter and $51.2 million at June 30, 2006. ISS earnings continue to be negatively impacted by significant legal costs in pursuing claims and recoveries on completed projects.

    Attack Protection ("AP") revenue was $6.6 million in the second quarter of 2007, down from $11.3 million in the second quarter of 2006. Pre-tax income declined from $1.5 million in the second quarter of 2006 to $0.9 million in the second quarter of 2007. The Norshield brand business, which supplies bullet, blast and attack resistant windows and doors as well as vehicle barrier systems, benefitted in 2006 from a very large embassy contract which was completed during 2006, activity has since dropped to a level near break-even despite great progress made in reducing costs and improving quality. The Fiber SenSys ("FSI") brand business, which is one of the world's largest suppliers of fiber optic based perimeter alarm systems, had an outstanding quarter with revenue tripling from the second quarter of 2006 and accounting for all of Attack Protection's pre-tax income in the second quarter of 2007.

    Integrated Electronic Systems ("IES") revenue was $4.8 million in the second quarter of 2007 compared to $3.0 million in the second quarter of 2006 and resulted in pre-tax income of $0.3 million for the second quarter of 2007 compared to pre-tax income of $0.2 million for the second quarter of 2006. The re-bid of the Bureau of Engraving & Printing contract remains unresolved. IES' Signami DCS signals intelligence equipment business represented $1.5 million of IES' revenue in the second quarter, reflecting a significant shipment of its model 7500 signals processing unit. Unusually high engineering costs on legacy DCS technology adversely affected Signami DCS profits in the quarter.

    Public Safety & Justice ("PS&J") revenues declined to $9.7 million in the second quarter of 2007 compared to $10.9 million in the second quarter of 2006. Pre-tax results for PS&J in the second quarter of 2007 were a loss of $0.1 million, significantly improved from the $0.5 million pre-tax loss in the second quarter of 2006. PS&J started the year with very depressed backlogs of $39.1 million, however a significant award during the second quarter has raised quarter end backlogs to $45.8 million. These relatively low backlogs, combined with continuing substantial investments in technology, have impacted PS&J's profitability through the first half of 2007. The decision was made in 2005 to significantly accelerate the research and development effort to migrate to a full Service Oriented Architecture and Microsoft.NET(TM) based product suite, a commitment which is being fully expensed and which will amount to approximately $2.4 million in 2007.

    In the second quarter of 2007, Corporate pre-tax expense including net interest totaled $0.7 million compared to $0.5 million in the second quarter of 2006.

    Backlogs rose by $17 million or 15% in the second quarter, and new project activity was generally very active.

    The Company has also announced today that a group of investors including funds sponsored by The Gores Group, LLC, intend to commence a tender offer to acquire the Company for $7.00 per share.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to remain in compliance with its bank covenants, delays in government procurement processes, inability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to realize anticipated cost savings, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

    IMPORTANT ADDITIONAL INFORMATION:

    The tender offer described in this announcement has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of CompuDyne. At the time the tender offer is commenced, Gores Patriot Holdings, Inc., an affiliate of The Gores Group, LLC, and Patriot Acquisition Corp., a wholly-owned subsidiary of Gores Patriot Holdings, Inc., intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and CompuDyne Corporation intends to file a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the tender offer. Gores Patriot Holdings, Inc., its wholly owned subsidiary, and CompuDyne Corporation intend to mail these documents to the stockholders of CompuDyne Corporation. These documents will contain important information about the tender offer and stockholders of CompuDyne Corporation are urged to read them carefully when they become available. Investors and stockholders of CompuDyne Corporation will be able to obtain a free copy of these documents (when they become available) and other documents filed by CompuDyne Corporation or Gores Patriot Holdings, Inc. with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to MacKenzie Partners Inc., attention Bob Marese, at (310) 788-2850. In addition, investors and stockholders may obtain a free copy of the solicitation/recommendation statement and such other documents (when they become available) from CompuDyne Corporation by directing requests to CompuDyne Corporation at 2530 Riva Road, Suite 201, Annapolis, Maryland 21401.



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                               June 30,   December 31,
                    ASSETS                       2007         2006
                                             ------------ ------------
                                              (dollars in thousands)
Current Assets
     Cash and cash equivalents               $      8,179 $      7,740
     Marketable securities                          4,882        8,687
     Accounts receivable, net                      31,774       25,534
     Contract costs in excess of billings           9,152       12,031
     Inventories                                    5,348        5,577
     Prepaid expenses and other                     3,066        4,595
                                             ------------ ------------
        Total Current Assets                       62,401       64,164

Cash equivalents pledged                            7,500        7,500
Property, plant and equipment, net                  9,243        9,630
Goodwill                                           13,275       13,274
Other intangible assets, net                        7,154        7,428
Other                                               1,818        1,954
                                             ------------ ------------
        Total Assets                         $    101,391 $    103,950
                                             ============ ============
    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued
      liabilities                            $     13,732 $     14,155
     Billings in excess of contract costs
      incurred                                     10,334        9,221
     Deferred revenue                               7,838        9,305
     Current portion of notes payable                 440          440
                                             ------------ ------------
        Total Current Liabilities                  32,344       33,121

Notes payable                                       2,385        2,685
Convertible subordinated notes payable, net        39,585       39,492
Deferred tax liabilities                            1,425        1,425
Other                                                 420          388
                                             ------------ ------------
        Total Liabilities                          76,159       77,111
                                             ------------ ------------

Commitments and Contingencies

Shareholders' Equity                               25,232       26,839
                                             ------------ ------------
        Total Liabilities and Shareholders'
         Equity                              $    101,391 $    103,950
                                             ============ ============




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)

                                 Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                   2007      2006      2007     2006
                                 --------- --------- -------- --------
                                 (in thousands, except per share data)
Revenues                         $  35,596 $  38,394 $66,728  $78,864

Cost of sales                       23,246    26,258  44,600   54,219
                                 --------- --------- -------- --------

Gross profit                        12,350    12,136  22,128   24,645

Selling, general and
 administrative expenses             9,132     9,342  18,383   19,078
Research and development             2,452     1,934   4,823    3,701
                                 --------- --------- -------- --------
Income (loss) from operations          766       860  (1,078)   1,866

Total other expense, net               562       548   1,052      931
                                 --------- --------- -------- --------

Income (loss) before taxes on
 income                                204       312  (2,130)     935
Income tax expense (benefit)             -         7       -     (177)
                                 --------- --------- -------- --------
Net income (loss)                $     204 $     305 $(2,130) $ 1,112
                                 ========= ========= ======== ========

Earnings (loss) per share:
---------------------------------
Basic income (loss) per common
 share                           $     .02 $     .04 $  (.25) $   .14
                                 ========= ========= ======== ========

Weighted average number of common
 shares outstanding                  8,438     8,119   8,437    8,119

Diluted income (loss) per common
 share                           $     .02 $     .04 $  (.25) $   .14
                                 ========= ========= ======== ========

Weighted average number of common
 shares and equivalents              8,455     8,164   8,437    8,161




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL DATA
                      (in thousands, unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues
  Institutional Security
   Systems                     $ 14,545  $ 13,220  $ 25,700  $ 26,575
  Attack Protection               6,613    11,333    11,050    23,017
  Integrated Electronic Systems   4,755     2,983     9,712     6,570
  Public Safety and Justice       9,683    10,858    20,266    22,702
                               --------- --------- --------- ---------
                               $ 35,596  $ 38,394  $ 66,728  $ 78,864
                               ========= ========= ========= =========


                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Gross Profit
  Institutional Security
   Systems                     $  2,007  $  1,853  $  2,993  $  4,026
  Attack Protection               2,709     3,859     3,676     7,151
  Integrated Electronic Systems   1,158       494     2,466     1,000
  Public Safety and Justice       6,476     5,930    12,993    12,468
                               --------- --------- --------- ---------
                               $ 12,350  $ 12,136  $ 22,128  $ 24,645
                               ========= ========= ========= =========


                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Pre-tax income (loss)
  Institutional Security
   Systems                     $   (206) $   (386) $ (1,481) $   (250)
  Attack Protection                 914     1,548       (12)    2,753
  Integrated Electronic Systems     285       161       698       345
  Public Safety and Justice         (91)     (529)     (291)     (522)
  Corporate                        (698)     (482)   (1,044)   (1,391)
                               --------- --------- --------- ---------
                               $    204  $    312  $ (2,130) $    935
                               ========= ========= ========= =========




                                 June 30,    December 31,  June 30,
                                    2007         2006         2006
                                ------------ ------------ ------------
Backlog
 Institutional Security Systems $     74,330 $     64,687 $     51,173
 Attack Protection                     8,761        5,686       13,593
 Integrated Electronic Systems         5,260        7,902        7,393
 Public Safety and Justice            45,786       39,067       39,351
                                ------------ ------------ ------------
                                $    134,137 $    117,342 $    111,510
                                ============ ============ ============




            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                               EBITDAS
           (in thousands, except per share data; unaudited)

                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Net income (loss)              $     204 $     305 $ (2,130) $  1,112
Interest expense                     795       842    1,587     1,657
Income tax expense (benefit)           -         7        -      (177)
Depreciation and amortization        713       750    1,554     1,545
Non-cash stock option expense        283       323      546       578
                               --------- --------- --------- ---------
EBITDA adjusted for non-cash
 stock option expense (EBITDAS)$   1,995 $   2,227 $  1,557  $  4,715
                               ========= ========= ========= =========


    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principles (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock option expense (EBITDAS), in its internal analysis of results of operations and monitors EBITDAS to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio. Management believes that EBITDAS and Income (Loss) Before Non-Cash Stock Option Expense is useful to investors as a meaningful comparison between periods and as an analysis of the critical components of the Company's results of operations. Management also believes that EBITDAS is useful to investors because it allows them to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio.

    CONTACT: CompuDyne Corporation
             Geoffrey F. Feidelberg
             Investor Relations
             410-224-4415 ext. 313
             investors.relations@compudyne.com